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                                                                     EXHIBIT 8.2

July 24, 2003


TMBR/Sharp Drilling, Inc.
4607 W. Industrial Blvd.
Midland, Texas 79703

Ladies and Gentlemen:

We have acted as counsel to TMBR/Sharp Drilling, Inc., a Texas corporation (the "COMPANY"), in connection with the proposed merger (the "MERGER") of the Company with and into Patterson-UTI Acquisition, LLC, a Texas limited liability company ("ACQUISITION SUB") which is a wholly-owned subsidiary of Patterson-UTI Energy, Inc., a Delaware corporation ("PATTERSON"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of May 26, 2003, among Patterson, Acquisition Sub and the Company (the "MERGER AGREEMENT").

In connection with this opinion, we have examined and relied upon (i) the Merger Agreement, (ii) the Proxy Statement/Prospectus of Patterson and the Company (the "PROXY STATEMENT/PROSPECTUS") included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "REGISTRATION STATEMENT"), (iii) the representation letters dated as of the date hereof and delivered by Patterson and the Company to us, and (iv) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below (all documents described in this sentence are collectively referred to as the "DOCUMENTS").

For purposes of this opinion, we have assumed that:

         1. The Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus;

         2. The Documents are complete and authentic and have been duly authorized, executed and delivered and all of the information, facts, statements, representations and covenants contained in the Documents (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements, representations and covenants by independent investigation) are true and accurate at all relevant times (including as of the Effective Time of the Merger);

         3. The respective parties to the Documents and all parties referred to therein will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents;

         4. None of the terms and conditions contained in the Documents have been or will be waived or modified in any respect.

This opinion is being delivered with the express understanding that any change in the accuracy or completeness of any of the information, facts, statements, representations, covenants, Documents or assumptions on which our opinion is based could affect our conclusions and could result in the transaction being treated in a different manner than that contemplated in this opinion.




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TMBR/Sharp Drilling, Inc.
July 24, 2003
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If any of the above-described assumptions is untrue for any reason or if the
Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that for U.S. Federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

         1. This opinion represents and is based upon our best judgment regarding the application of U.S. Federal income tax laws arising under the Code, judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position or that a court will not take a different position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States Federal income tax laws.

         2. This opinion addresses only the matters set forth above and does not address any other U.S. Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction. In addition, we express no opinion as (a) to any transaction other than the Merger as described in the Merger Agreement or (b) to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either (i) any of the transactions described in the Merger Agreement is not consummated in accordance with the terms of the Merger Agreement and there has not been any waiver or breach of any provisions thereof or (ii) any of the representations, warranties, statements and assumptions upon which we have relied in issuing this opinion is not true and accurate at all relevant times. In the event that any one of the representations, warranties, statements or assumptions upon which we have relied in issuing this opinion is incorrect, our opinion may be adversely affected and may not be relied upon at any time or under any circumstances.

         3. This opinion assumes that all of the representations of Patterson and the Company are true and complete on the date hereof and will continue to be true and complete at the Effective Time of the Merger. In particular, we are relying on the representation that holders of the outstanding shares of Company Shares will receive in the Merger an amount of Patterson Common Stock with a value as of the Effective Time equal to at least forty percent (40%), by value, of the total consideration paid by Patterson for all Company Shares, taking into account the amount of cash paid or deemed paid to holders of Company Shares in connection with the Merger, cash paid to holders of Company Shares who perfect their dissenters' rights and cash paid by Patterson to acquire Company Shares within twelve (12) months of the date of the Merger Agreement. Our opinion may not be relied upon if this assumption should prove to be inaccurate in any way. In addition, we will be asked to reaffirm the above opinion as of the Effective Time and we will not be able to do so if all of the representations of Patterson and the Company are not true and complete at the Effective Time, including the particular representation referred to above.

         4. This opinion is delivered as of the date hereof, and, other than as provided in Section 6.2(g) of the Merger Agreement, we are under no obligation to supplement or revise our opinion



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TMBR/Sharp Drilling, Inc.
July 24, 2003
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to reflect any change (including any change that has retroactive effect) (i) in applicable law, or (ii) that causes any information, fact, statement, representation, covenant, Document or assumption on which our opinion is based to become untrue or incorrect.

This opinion may be relied upon only by those persons who are holders of Company Shares at the Effective Time. No other person or entity may rely upon this opinion without our express written consent, and no such consent, implicit or otherwise, may be construed from any provision herein. It is expressly understood that this opinion is not being relied upon by Company, Acquisition Sub, or Patterson or any of their subsidiaries, affiliates or direct or indirect parent companies.

This opinion is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written consent. In accordance with Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                                 Very truly yours,

                                                 /s/ HAYNES AND BOONE, LLP

                                                 Haynes and Boone, LLP